SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GENERAL CHEMICAL GRP

                    GAMCO INVESTORS, INC.
                                 1/16/01           15,000              .9583
                                 1/12/01           25,000              .9125
                     GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                12/22/00           20,000             1.0000
                                12/13/00           25,300              .8125
                         GABELLI SMALL CAP GROWTH FUND
                                12/15/00           71,400              .7500
                                12/14/00            2,500              .7500
                                12/11/00           11,400              .7500
                                12/08/00            5,100              .7500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.